ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
WALL STREET INVESTCORPORATION

Pursuant to Section 12 of the General Corporation Law of the State-of Maryland

Wall Street Investing Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland,

DOES HEREBY CERTIFY THAT

1. The Articles of Incorporation of the Corporation are hereby amended so that the number of directors of the Corporation is increased from five to eleven.

2. The manner of effecting the foregoing amendment is as follows, to wit:

a. .Delete Article FIFTH of the Articles of Incorporation reading as follows:

FIFTH: The corporation shall have five directors, which number may be changed from time to time in such lawful manner as the by-laws of the corporation shall provide and H. Irving Pratt, John H. G. Pell, Paul Hammond, Nathaniel T. Winthrop and Lloyd P. Griscom shall act as directors until the annual meeting of the stockholders in 1967, or until their successors are duly chosen and qualified.

b. .Insert in lieu thereof a new Article FIFTH reading as follows:

FIFTH: The corporation shall have eleven directors, which number may be changed from time to time in such lawful manner as the by-laws of the corporation shall provide, the following persons being those at the present time in office as directors: H. Irving Pratt, John H. G. Pell, Paul Hammond, Nathaniel T. Winthrop, Lloyd P. Griscom, John M. Drake, Thomas A. Holt, Martin J. Joyce, E. Kirk McKinney, Jr., Arthur DeMoss and Herbert Nelson.

3.The Board of Directors of the Corporation, at a special meeting duly convened and held on July 21,1969, acting by the vote of at least a majority of the entire Board, adopted resolutions (a) declaring that the proposed amendment to the Articles of Incorporation of the Corporation as set forth in the resolutions is advisable and directing that the proposed amendment be submitted for action thereon at the Special Meeting of Stockholders to be held on August 27, 1969, and(b) authorizing the officers of the Corporation to prepare, execute, acknowledge and file articles of amendment in accordance with the General Corporation Law of the State of Maryland. Notice setting forth the proposed amendment and stating that a purpose of said Special Meeting would be to take action thereon was given, as provided by law, to all stockholders entitled to notice of said Special Meeting and to vote on the proposed amendment, namely, all stockholders of record at the close of business on July 21, 1969.



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4. The proposed amendment, set forth above, was approved by the stockholders of the Corporation on August 27, 1969 at said Special Meeting of Stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast thereon.

5. The aforesaid amendment to the Articles of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 11 of the General Corporation Law of the State of Maryland and shall become a part of the Articles of Incorporation upon acceptance for record of these Articles of Amendment by the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, Wall Street Investing Corporation has caused these presents to be signed and acknowledged in its name and on its behalf by its President and its corporate seal to be affixed hereto and attested by its Secretary on September 29, 1969.

WALL STREET INVESTING CORPORATION



By_______________________________
    John H. G. Pell, President

[Corporate Seal]

Attest:

Lloyd P. Griscom, Secretary



STATE OF NEW YORK

COUNTY OF NEW YORK

I, HEREBY CERTIFY that on September 29, 1969, before me, the subscriber, a notary public of the State of New York, in and for the County of New York, personally appeared JOHN H. G. PELL, President of WALL STREET INVESTING CORPORATION, a Maryland corporation, and in the name and on behalf of said Corporation acknowledged the foregoing Articles of Amendment to be the corporate act of said Corporation; and at the same time personally appeared LLOYD P. GRISCOM and made oath in due form of law that he was secretary of the meeting of the stockholders of said Corporation at which the amendment set forth in the foregoing Articles of Amendment was approved; and at the saw time personally appeared NATHANIEL T. WINTHROP and made oath in due form of law that he was secretary of the meeting of the Board of Directors at which the foregoing amendment to the Articles Of Incorporation was authorized and advised and the said GRISCOM and WINTHROP made oath in due form of law that the matters and facts set forth in said Articles of Amendment are true to the best of their knowledge, information and belief .

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WITNESS my hand and notarial seal or stamp, the day and year last above written.


Notary Public